Exhibit 10.3

EXECUTION VERSION

LIMITED WAIVER, FORBEARANCE AND AMENDMENT

LIMITED WAIVER, FORBEARANCE AND AMENDMENT, dated as of May 4, 2020 (this “Waiver and Amendment”), among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), the other Loan Parties party hereto, the several banks and other financial institutions parties hereto as Lenders, the Issuing Lender (as defined below) and the Administrative Agent (as defined below).

RECITALS

WHEREAS, the Company is party to that certain Credit Agreement, dated as of December 13, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time to but not including the date hereof, the “Credit Agreement”), among the Company, the several banks and other financial institutions from time to time parties thereto and Goldman Sachs Mortgage Company, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”);

WHEREAS, the Company has informed the Administrative Agent that, in light of the recent, sudden and dramatic impacts of the COVID-19 pandemic on its business particularly and its industry generally (the “COVID-19 Impact”), the Company may determine that it is in the best interests of the Company to not comply with those of its Contractual Obligations listed on Annex A (the “Specified Non-Performance”) and, as a result, is requesting relief from any determination that any such Specified Non-Performance could possibly result in a Default or Event of Default under the following provisions of the Credit Agreement: (I) failure to comply with certain Contractual Obligations (solely to the extent constituting the Specified Non-Performance) which may reasonably be expected to have a Material Adverse Effect pursuant to Section 6.04 of the Credit Agreement and the corresponding Event of Default under clause (d) of Article VIII of the Credit Agreement (the “Specified Contractual Obligation Event of Default”), (II) failure to provide notice of the occurrence of a Default or Event of Default pursuant to Section 6.07(i) of the Credit Agreement or of the occurrence of a Specified Contractual Obligation Event of Default pursuant to Section 6.07(ii)(i) of the Credit Agreement and the corresponding Event of Default under clause (d) of Article VIII of the Credit Agreement (“Specified Notice Event of Default”) and (III) a Default or Event of Default under subclause (v) of clause (f) of Article VIII of the Credit Agreement as a result of the Specified Non-Performance (the “Specified Clause (f)(v) Event of Default”);

WHEREAS, the Company failed to deliver a certified copy of an annual business plan and budget for the fiscal year 2020 (the “2020 Operating Budget”) on or prior to April 21, 2020 in accordance with Section 6.02(b) of the Credit Agreement, resulting in a Default and, after the expiry of the applicable grace period, an Event of Default under clause (b) and clause (d) of Article VIII of the Credit Agreement (the “Specified Budget Events of Default” and, together with the Specified Contractual Obligation Event of Default, the Specified Notice Event of Default, the Specified Clause (f)(v) Event of Default and the Specified Budget Events of Default, the “Specified Events of Default”);

WHEREAS, the Company has informed the Administrative Agent that, as of the Waiver and Amendment Effective Date, (i) the letters of credit listed on Annex B (“Specified RAC Letters of Credit”) in an aggregate face amount of $89,600,000 have been issued under the Senior Credit Agreement in support of the obligations of the Company or its Subsidiaries in respect of one of more Special Purpose Financings and (ii) the Participated Letters of Credit listed on Annex C (the “Specified Participated Letters of Credit”) in an aggregate face amount of $200,000,000 have been issued in support of obligations of the Company or its Subsidiaries in respect of one or more Special Purpose Financings; and

WHEREAS, the Company has requested that the Issuing Lender and each Lender agree to (i) temporarily waive any right to determine that any of the Specified Events of Default have occurred, will occur or are continuing, and each Issuing Lender and each Lender have consented to temporarily waive any right to determine that any of the Specified Events of Default have occurred, will occur or are continuing on the terms and conditions contained herein, and (ii) amend the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the respective meanings set forth below (except as set forth herein, references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) without giving effect to any amendment, supplements, restatements or other modifications:

“HVF Forbearance Agreement” shall mean that certain forbearance agreement, dated as of the date hereof, by and among by and among, the Company, Hertz Vehicle Financing LLC (“HVF”), Hertz Vehicle Financing II LP, a Delaware special purpose limited partnership (“HVF II”), whose general partner is HVF II GP Corp., a Delaware special purpose corporation, and whose limited partner is Hertz, DTG Operations, Inc., an Oklahoma corporation (“DTG” and together with Hertz, HVF, and HVF II, the “Hertz Parties”), The Bank of New York Mellon Trust Company, N.A. (“BNY”), Deutsche Bank AG, New York Branch, as administrative agent, and the several financial institutions that serve as committed note purchasers, the several commercial paper conduits, and certain funding agents for the investor groups in connection with the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (the “Series 2013-A Supplement”), by and among HVF II, BNY, as trustee (the “Trustee”), the Company, as administrator, Deutsche Bank AG, New York Branch, as administrative agent, certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time, to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, modified or supplemented prior to the date hereof, exclusive of Series Supplements (as defined therein), the “Group I Supplement”), to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, modified or supplemented prior to the date hereof, exclusive of Group Supplements (as defined therein) and Series Supplements, the “Base Indenture”), each between HVF II and the Trustee.

“LC Facility Waiver and Amendment” shall mean that certain waiver and first amendment, dated as of the date hereof, by and among the Company, the several banks and other financial institutions parties thereto as lenders, Barclays Bank PLC, as administrative agent and other parties party thereto in connection with the Letter of Credit Facility Agreement.

“Senior Facility Waiver and Amendment” shall mean that certain waiver, forbearance and fourth amendment, dated as of the date hereof, by and among the Company, the several banks and other financial institutions parties thereto as lenders, Barclays Bank PLC, as administrative agent and other parties party thereto in connection with the Senior Credit Agreement.

“Sidecar Facility Waiver and Amendment” shall mean that certain waiver and first amendment, dated as of the date hereof, by and among the Company, the several banks and other financial institutions parties thereto as lenders, Credit Agricole Corporate and Investment Bank, as administrative agent and other parties party thereto in connection with that certain credit agreement, dated as of June 30, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Company, the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto and Credit Agricole Corporate and Investment Bank, as administrative agent.

Section 2.                Limited Waiver and Limited Forbearance with respect to Credit Agreement.

(a)   Any determination that a Specified Event of Default has occurred, will occur or is continuing is hereby temporarily waived and no Default or Event of Default on the basis of the Specified Events of Default shall be deemed to be continuing for a period beginning from the date hereof and extending to the earlier of to occur of (i) 11:59 P.M. (New York time) on May 22, 2020 and (ii) the date of the occurrence of a Waiver Termination Event (as defined below) (such earlier date, the “Waiver End Date” and such period, the “Temporary Waiver Period”).

(b)   On and as of the Waiver End Date, the limited and temporary waiver of the Specified Events of Default set forth in clause (a) above shall automatically and without further notice cease to be of any force or effect and the Specified Budget Events of Default shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily waived pursuant to this Waiver and Amendment, in each case, unless and to the extent cured or further waived in writing in accordance with the Credit Agreement. The Company and the other Loan Parties each agree that on and from the Waiver End Date any or all of the Lenders, the Issuing Lender and/or the Administrative Agent may at any time proceed to exercise any and all of the respective rights and remedies under the Credit Agreement, any other Credit Document and/or applicable law, to the extent that an Event of Default has occurred and is continuing. The Company and the Loan Parties further agree that nothing herein shall be construed to limit any rights or remedies available to the Lenders, the Issuing Lender and/or the Administrative Agent pursuant to the Credit Agreement or the other Credit Documents in connection with the occurrence of any Default or Event of Default other than, during the Temporary Waiver Period, the Specified Events of Default and the LC Reimbursement Event of Default (as defined below).

(c)   Any of the following shall constitute a “Waiver Termination Event” under this Waiver and Amendment: (i) the failure of the Company or any other Loan Party to comply timely with any term, condition, or covenant set forth in this Waiver and Amendment, (ii) the occurrence and continuance of any Default or Event of Default (other than the Specified Events of Default), and (iii) termination of any of (w) the HVF Forbearance Agreement, (x) the LC Facility Waiver and Amendment, (y) the Sidecar Facility Waiver and Amendment or (z) the Senior Facility Waiver and Amendment.

(d)   Effective as of the Waiver and Amendment Effective Date, the Company and each of the Loan Parties agree that until the expiration or termination of the Temporary Waiver Period:

(i)  the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payments (including Permitted Payments, but other than any Investments that could be deemed made by any drawings under a letter of credit and, for the avoidance of doubt, excluding Permitted Investments in the ordinary course of business and consistent with past practice (it being understood and agreed that, notwithstanding the foregoing, other than in the case of Investments not to exceed $35,000,000 in the aggregate, neither the Company nor any other Loan Party shall be permitted to make an Investment in any Restricted Subsidiary that is not a Loan Party;

(ii)  the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (A) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness of the Company that is (x) junior in right of security to the “Loans” (as defined in the Existing Credit Agreement), (y) unsecured Indebtedness for borrowed money or (z) expressly subordinated in right of payment to the “Loans” (as defined in the Existing Credit Agreement) pursuant to a written agreement or (B) cash collateralize or otherwise backstop any issued and outstanding letters of credit;

(iii)  the Company and each of the Loan Parties shall comply with all limitations, restrictions and prohibitions that would be effective or applicable under the Credit Agreement during the continuance of an Event of Default under clause (a) or clause (f) of Article VIII of the Credit Agreement with respect to Asset Dispositions made pursuant to Section 6.16 of the Credit Agreement or the definition of “Asset Dispositions” under the Credit Agreement;

(iv) the Company shall not and shall not permit any Restricted Subsidiary to designate any Subsidiary of the Company to be an Unrestricted Subsidiary; and

(v) the Company shall not and shall not permit any Restricted Subsidiary to incur Corporate Indebtedness.

(e)   For the avoidance of doubt, to the extent that any Participated Letters of Credit are drawn during the Temporary Waiver Period and the LC Disbursement in respect thereof is not reimbursed on a timely basis in accordance with Section 2.01(f) of the Credit Agreement, such unreimbursed amounts, if any, shall bear interest at a rate per annum, which is the rate described in Section 2.04(a) of the Credit Agreement from the date such unreimbursed amounts became due and payable in accordance with Section 2.01(f) of the Credit Agreement (for the avoidance of doubt, without regard to any waivers set forth herein) until such unreimbursed amounts are paid in full (after as well as before judgment).

(f)    During the Temporary Waiver Period, the Applicant shall pay (or cause to be paid), within one Business Day of receipt of an invoice, the reasonable and documented fees, charges and disbursements of (i) Shearman & Sterling LLP, as counsel to the Administrative Agent and (ii) Cleary Gottlieb Steen & Hamilton, as restructuring counsel to the Administrative Agent.

(g)   The Company hereby represents and warrants as of the Waiver and Amendment Effective Date none of the terms (including, but not limited to, any compensation) offered to any Person with respect to the LC Facility Waiver and Amendment, the HVF Forbearance Agreement, the Sidecar Facility Waiver and Amendment and the Senior Credit Facility Waiver and Amendment (each a “Waiver Document”) relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such Person than those afforded to the Lenders hereunder (as reasonably determined by the Company and the Administrative Agent, acting together). The Company covenants and agrees from and after the Waiver and Amendment Effective Date that the Credit Agreement and this Waiver and Amendment (as applicable) shall be, without any further action by any of the parties party hereto, deemed amended and modified in an equivalent manner such that the Lenders shall receive the benefit of the more favorable terms contained in any other Waiver Document as it relates to the terms, conditions and transactions contemplated hereby. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions as the Administrative Agent may reasonably request to further effectuate the foregoing.

(h)   In addition to the amendments to the Credit Agreement set forth in Section 3 hereof, each of the Lenders party hereto (constituting the Required Lenders) agrees that until the expiration of the Temporary Waiver Period, it will temporarily forbear from exercising its default-related rights and remedies against Company or any other Loan Party solely with respect to the Event of Default that may arise under clause (e) of Article VIII of the Credit Agreement due to the failure of the Company to reimburse the applicable issuing lender with respect to the reimbursement amount related to the Specified RAC Letters of Credit within the time period required under Section 3.5 of the Senior Credit Agreement (the “LC Reimbursement Event of Default”). On and as of the Waiver End Date, the limited and temporary forbearance of the LC Reimbursement Events of Default set forth in this clause (h) (to the extent such LC Reimbursement Event of Default has occurred) shall automatically and without further notice cease to be of any force or effect and the LC Reimbursement Events of Default shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily forbeared pursuant to this Waiver and Amendment, in each case, unless and to the extent cured or further waived or forbeared in writing in accordance with the Credit Agreement.

Section 3.                Amendments to Credit Agreement. Effective as of the Waiver and Amendment Effective Date (as hereinafter defined), the following terms and conditions of the Credit Agreement shall be amended as follows:

(a)   Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by adding the following new definitions, to appear in proper alphabetical order:

““Cash Flow Forecast”: as defined in Section 6.25(a).”

““Financial Advisors”: as defined in Section 6.25(b).”

““Liquidity Report”: as defined in Section 6.25(b).”

““Temporary Waiver Period”: as defined in the Waiver and Amendment.”

““Waiver and Amendment”: the Waiver, Forbearance and Amendment, dated as of May 4, 2020, among the Company, the Loan Parties party thereto, several banks and other financial institutions party thereto and the Administrative Agent.”

““Waiver and Amendment Effective Date”: as defined in the Waiver and Amendment.”

““Waiver End Date”: as defined in the Waiver and Amendment.”

(b)   Section 4.19 of the Credit Agreement (No Material Misstatements) is hereby amended by adding the following words “(including, for the avoidance of doubt, the Cash Flow Forecast and Liquidity Report delivered pursuant to Section 6.25)” immediately after the words “no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements” in the second sentence of Section 4.19.

(c)   Article VI of the Credit Agreement (Covenants) is hereby amended by adding the following as a new Section 6.25 to the Credit Agreement:

“Section 6.25 Additional Covenants.

(a)      No later than 5:00 p.m. (New York time) on May 6, 2020, the Company shall prepare and deliver to the Administrative Agent (for subsequent distribution to the Lenders and the Issuing Lender) a 13-week consolidated cash flow forecast in a form consistent with the internal reports of the Company provided to the Administrative Agent on April 27, 2020 (the “Cash Flow Forecast”), which shall reflect the Company’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its business. In addition to any and all reporting requirements set forth in this Agreement, by no later than 5:00 p.m. (New York time) on Wednesday (or if any given Wednesday is not a Business Day, not later than 5.00 p.m. (New York time) on the next Business Day) of each calendar week (commencing with May 13, 2020 until the Waiver End Date), the Company shall provide to the Administrative Agent (for subsequent distribution to the Lenders) a report, in a form consistent with the internal reports of the Company provided to the Administrative Agent on April 27, 2020, comparing the Company’s actual cash receipts and disbursements for the immediately preceding week with the projected cash receipts and disbursements for such week as set forth in the Cash Flow Forecast.

(b)               The Company and the other Loan Parties covenant and agree that by no later than 5:00 p.m. (New York time) on Wednesday (or if any given Wednesday is not a Business Day, not later than 5:00 p.m. (New York time) on the next Business Day) of each calendar week (commencing with May 6, 2020 until the Waiver End Date), the Company shall, or shall cause any financial advisors, consultants or investment bankers that are representing any or all of the Loan Parties (collectively, the “Financial Advisors”) to prepare and deliver to the Administrative Agent (for subsequent distribution to the Lenders) a liquidity report (the “Liquidity Report”), for the immediately preceding week, in a form consistent with the liquidity report of the Company provided to the Administrative Agent on April 27, 2020, which such report shall include information with respect to deposit and other bank accounts of the Loan Parties each which maintain an average daily balance in excess of $2,500,000 and securities accounts of the Loan Parties each which maintain securities or other assets having an aggregate value in excess of $2,500,000 (the “Accounts”), including (1) each Loan Party that is the holder of an Account, (2) the balance of each Account as of the date of such report and (3) whether each Account is located in the United States or a foreign jurisdiction.

(c)      During the Temporary Waiver Period, the Company and the other Loan Parties covenant and agree to hold and participate in (and shall authorize and cause the Financial Advisors to participate in) a weekly conference call with the Administrative Agent, the Lenders and their respective representatives and advisors, with such calls to be held at a time to be mutually agreed by the Company and the Administrative Agent.

(d)      Without limiting the rights of the Administrative Agent, the Issuing Lender and the Lenders under the Credit Agreement and other Loan Documents, during the Temporary Waiver Period, the Company and the Loan Parties each hereby covenant and agree to: (i) furnish to the Administrative Agent and its Representatives such financial, operating, restructuring, liability management and property-related data and other information as such persons may reasonably request; provided, that, none of the Company or any Loan Party will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent, the Issuing Lender or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement or (z) that is subject to attorney client or similar privilege or constitutes attorney work product, and (ii) irrevocably authorize and direct the Company’s employees and Financial Advisor to cooperate reasonably with the Administrative Agent and its Representatives in respect of the aforementioned clause (i). For purposes of this Section 6.25(d), the term “Representatives” shall mean the Administrative Agent’s employees, agents, representatives and advisors.

(e)      On or before the second (2nd) Business Day following the date of the Waiver and Amendment, the Company shall file a current report on Form 8-K disclosing all the material terms of the transactions contemplated by the Waiver and Amendment in the appropriate manner under the 1934 Act and attaching the Waiver and Amendment as an exhibit thereto.”

(d)   Clause 8(a) of Article VIII of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) a default by the Company in the payment when due of interest on any LC Disbursement, any reimbursement of an LC Disbursement, fees payable under this Agreement or any other Credit Document or any other amount due hereunder or under any other such Credit Document (including a default by the Company in furnishing cash collateral when due hereunder or under any other such Credit Document), which default continues for a period of five (5) Business Days (or, in the case of any reimbursement of an LC Disbursement that becomes due and payable during the Temporary Waiver Period, no later than 11:59 P.M. (New York City time) on May 22, 2020);”

(e)   Clause 8(b) of Article VIII of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Credit Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate (other than the Cash Flow Forecast, the Liquidity Report or any information delivered pursuant to Section 6.25(d)) furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made and the circumstances giving rise to such misrepresentation, if capable of alteration, are not altered so as to make such representation or warranty correct in all material respects by the date falling 30 days after the date on which written notice thereof shall have been given to the Company by the Administrative Agent, the Issuing Lender or the Required Lenders; provided for the avoidance of doubt that if any representation or warranty made or deemed made pursuant to the second sentence of Section 4.07 shall prove to have been incorrect in any material respect, such failure to be correct shall be deemed cured if the Default or Event of Default giving rise to, or otherwise underlying, such failure to be correct, shall have been cured; or”

(f)    Clause (c) of Article VIII of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) any Loan Party shall default in the observance or performance of any agreement contained in (i) Sections 6.13 through 6.22 of this Agreement or (ii) the Waiver and Amendment; or”

(g)   Clause (d) of Article VIII of the Credit Agreement is hereby amended and restated in its entirety as follows.

“(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Article VIII), and such default shall continue unremedied for a period of (x) with respect to Section 6.25, three (3) Business Days and (y) otherwise, 30 days, in each case, after the date on which written notice thereof shall have been given to the Company by the Administrative Agent, the Issuing Lender or the Required Lenders; or”

Section 4.                Conditions to Effectiveness of this Waiver and Amendment. This Waiver and Amendment shall become effective on the date (such date, the “Waiver and Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a)   Execution of Waiver and Amendment. The Administrative Agent (or its counsel) shall have received this Waiver and Amendment executed and delivered by a duly authorized officer of the Company, the other Loan Parties party hereto, the Issuing Lender and all Lenders.

(b)   No Default. After giving effect to the limited waiver set forth in Section 2(a) above, no Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby.

(c)   Representations and Warranties. After giving effect to the limited waiver set forth in Section 2(a) above, the representations and warranties of the Company and each other Loan Party party hereto set forth in Section 5 of this Waiver and Amendment are true and correct.

(d)   Closing Certificate. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company as to the matters set forth in paragraphs (b) and (c) of this Section 4.

(e)   Execution and effectiveness of other documents. Substantially simultaneously with the effectiveness of this Waiver and Amendment, the HVF Forbearance Agreement, the LC Facility Waiver and Amendment, the Senior Facility Waiver and Amendment and the Sidecar Facility Waiver and Amendment shall have become effective and shall be in full force and effect and, in each case, shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.                Representations and Warranties. To induce the other parties hereto to enter into this Waiver and Amendment, the Company hereby represents and warrants, on the Waiver and Amendment Effective Date (after giving effect to the limited waiver set forth in Section 2(a) above), to the Administrative Agent, the Issuing Lender and each Lender that:

(a)   each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Waiver and Amendment, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Waiver and Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Waiver and Amendment, hereunder, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect and the execution, delivery and performance by the Company and each other Loan Party party hereto of this Waiver and Amendment will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect. This Waiver and Amendment has been duly executed and delivered by each Loan Party;

(b)   this Waiver and Amendment constitutes a legal, valid and binding obligation of the Company and each other Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)   all representations and warranties contained in the Credit Agreement are (after giving effect to the waiver set forth in Section 2(a) above), except to the extent that they relate to a particular date, true and correct in all material respects on and as of the Waiver and Amendment Effective Date; provided that, for this purpose, the impacts of COVID-19 on the business, operations, property or condition (financial or otherwise) of the Company or any of its Subsidiaries shall be disregarded; and

(d)   as of the Waiver and Amendment Effective Date, to the knowledge of the Company, there are no Unrestricted Subsidiaries.

Section 6.                Limited Waiver. This Waiver and Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders, the Issuing Lender or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

Section 7.                Effects on Credit Documents; Acknowledgement .

(a)   Except as expressly modified hereby, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect in accordance with its terms and nothing herein can or may be construed as a novation thereof. Except as expressly set forth herein, this Waiver and Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, Issuing Lender, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document. Each Loan Party reaffirms and ratifies on the Waiver and Amendment Effective Date the Obligations and each of its other obligations under the Credit Documents to which it is party. This Waiver and Amendment shall constitute a Credit Document for purposes of the Credit Agreement and the other Loan Documents and from and after the Waiver and Amendment Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Waiver and Amendment. Each of the Loan Parties hereby consents to this Waiver and Amendment and confirms that all obligations of such Loan Party under the Credit Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement and the other Loan Documents.

(b)   Without limiting the foregoing, each of the Loan Parties party to the Guaranty Agreement as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guaranty Agreement are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms the guaranties made by such Loan Party pursuant to the Guaranty Agreement, (iii) acknowledges and agrees that the guaranties of such Loan Party contained in the Guaranty Agreement a are, and shall remain, in full force and effect after giving effect to this Waiver and Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Company when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, any Reimbursement Obligations.

Section 8.                Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. This Waiver and Amendment and any other agreement, document or instrument to be entered into in connection with this Waiver (a “Waiver Document”) may be signed and delivered in counterparts, it being understood and agreed that the words “execution,” “signed,” “signature,” and words of similar import in, or with respect to, any Waiver Document shall be deemed to include electronic signatures or the keeping of records in electronic form (including, without limitation, the execution by means of “DocuSign”, or other similar platform or service approved by the Administrative Agent), each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that any electronic signature delivered by means of “DocuSign”, or other similar third-party platform by one party shall be promptly followed by an email attestation by such party to the recipient party confirming that such electronic signature so delivered is the signature of such party; and provided, further, that upon the request of the Administrative Agent, the Issuing Lender or a Lender, any electronic signature shall be followed by a manually executed counterpart as promptly as reasonably practicable.

Section 9.                Governing Law. THIS WAIVER AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 10.            Headings. The headings of this Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11.            Miscellaneous. The provisions of Sections 10.09 and 10.10 of the Credit Agreement are incorporated by reference herein and made a part hereof mutatis mutandis.

Section 12.            Successors. All agreements of the Administrative Agent, Issuing Lender and each Lender party hereto shall bind the successors and assigns of the Administrative Agent, the Issuing Lender and such Lender and the Administrative Agent, the Issuing Lender and each such Lender agrees to inform each successor and assign of the agreements set forth in this Waiver and Amendment. During the Temporary Waiver Period, each of the Administrative Agent, the Issuing Lender and the Lenders agrees that it shall not sell, assign or otherwise transfer any of its Commitments to any Person unless such Person agrees in writing to be bound by the terms of this Waiver and Amendment.

Section 13.            Release.

(a)   In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns (the Company and the other Loan Parties being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agents, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (the Agents, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arose or occurred at any time on or prior to the Waiver and Amendment Effective Date, for or on account of, or in relation to, or in any way in connection with this Waiver and Amendment, the Credit Agreement, any of the Credit Documents or any of the transactions hereunder or thereunder.

(b)   The Company and the each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)   The Company and each other Loan Party agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)   Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to this Section 13. If any Releasing Party violates the foregoing covenant, the Company and the Loan Parties, for themselves, and their respective successors and assigns, present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

Section 14.            Course of Dealing. Each of the Company and the Loan Parties acknowledge and agree that neither the execution nor the delivery by the Administrative Agent, the Issuing Lender and the Lenders party hereto of this Waiver and Amendment shall be deemed to create a course of dealing or otherwise obligate any Agent, the Issuing Lender or any Lender to execute similar documents under the same or similar circumstances in the future.

Section 15.            Action and Declaration of Effectiveness by Administrative Agent. Each of the Lenders party hereto (constituting the Required Lenders) hereby direct the Administrative Agent to enter into this Waiver and Amendment in accordance with Section 10.02(a) of the Credit Agreement. The Administrative Agent is hereby authorized and directed to declare this Waiver and Amendment to be effective (and the Waiver and Amendment Effective Date shall occur) when it has received documents confirming or evidencing, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in Section 4 hereunder. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Each Lender that has signed and released its signature page to this Waiver and Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 16.            Survival; Severability.

All representations and warranties made hereunder, the amendments to the Credit Agreement set forth in Section 3 hereof and the agreements of the Loan Parties and the Releasing Parties set forth in Section 13 hereof shall survive the execution and delivery of this Waiver and Amendment and the expiration or termination of the Temporary Waiver Period. Any provision of this Waiver and Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17.            Covenant: On or prior to the date that is one (1) Business Day after Waiver and Amendment Effective Date (or such later date as the Administrative Agent agrees in its reasonable discretion), the Company shall have paid (or cause to be paid) to the Agent (1) all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Waiver and Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, (2) the reasonable and documented fees, charges and disbursements of Shearman & Sterling LLP, as counsel to the Administrative Agent, to the extent invoiced on or prior to 12:00 PM (New York time) on the Waiver and Amendment Effective Date and (3) the reasonable and documented fees, charges and disbursements of Cleary Gottlieb Steen & Hamilton LLP, as restructuring counsel to the Administrative Agent and the failure to make any such payment as set forth herein shall constitute an automatic Event of Default under the Credit Agreement.

Section 18.            Costs and Expenses. The Company hereby irrevocably consents to the retention of (i) Cleary Gottlieb Steen & Hamilton LLP, as restructuring counsel to the Administrative Agent, during the Temporary Waiver Period, and, in addition to (to the extent not otherwise provided in the Credit Agreement), and not in lieu of, the terms of the Credit Agreement and other Credit Documents relating to the reimbursement of Lenders’ fees and expenses, the Company agrees to pay Cleary Gottlieb Steen & Hamilton LLP during the Temporary Waiver Period in accordance with the terms and conditions of this Waiver and Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

[Signature Page to ALOC Facility Limited Waiver and Amendment (THC)]

DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG OPERATIONS, INC.
FIREFLY RENT A CAR LLC
HERTZ CAR SALES LLC
HERTZ GLOBAL SERVICES CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION
RENTAL CAR GROUP COMPANY, LLC
THRIFTY CAR SALES, INC.
THIRFTY INSURANCE AGENCY, INC.
TRAC ASIA PACIFIC, INC.

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

DONLEN CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Assistant Treasurer

DTG SUPPLY, LLC
By: DTG Operations, Inc., Its sole Member/Manager

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

THRIFTY, LLC
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

THRIFTY RENT-A-CAR SYSTEM, LLC
By: Thrifty, LLC, Its sole Member/Manager,
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

GOLDMAN SACHS MORTGAGE COMPANY,
as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

Annex A

(1) The failure of each Lessee to make payment on the April 27, 2020 Payment Date of Rent (other than Monthly Variable Rent except with respect to the Series 2013-G1 Monthly Administration Fee and the Monthly Servicing Fee, in each case for such Payment Date) (such unpaid amount, the “Specified Lease Payment”) required to be paid pursuant to Section 4.7 of the Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of October 31, 2013 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015 and Amendment No. 2 thereto, dated as of February 22, 2017, the “Series 2013-G1 Lease”), among, inter alia, Hertz Vehicle Financing LLC, as lessor, and the Company, as lessee, servicer and guarantor, with respect to Lease Vehicles leased to the Lessees during the related month.

(2) The failure of the Guarantor under the Series 2013-G1 Lease to cause the payment of the Specified Lease Payment as required pursuant to Section 11.1(ii) of the Series 2013-G1 Lease.

(3) The failure of HVF II to instruct the Trustee to draw on the Series 2013-A Letters of Credit on the April 27, 2020 Payment Date in respect of a Series 2013-A Lease Principal Payment Deficit resulting from the failure to make the Specified Lease Payment in an amount required pursuant to Section 5.5(b) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (the “Series 2013-A Supplement”), by and among HVF II, the Trustee, the Company, as group I administrator, Deutsche Bank AG, New York Branch, as administrative agent, certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time, to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015, the “Group I Supplement”), to the Amended and Restated Base Indenture, dated as of October 31, 2014 (the “Base Indenture”), each between HVF II and the Trustee.

Capitalized terms used but not defined in the foregoing clauses (1) through (3) and not defined in the Waiver and Amendment shall have the meanings assigned to such terms in the Series 2013-G1 Lease or, if not defined therein, in the Series 2013-A Supplement.

Annex B

(delivered separately)

Annex C

(delivered separately)